Exhibit 99.1
MYR Group Inc. Announces Third-Quarter and First Nine-Months 2024 Results
Thornton, Colo., October 30, 2024 – MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its third-quarter and first nine-months 2024 financial results.
Highlights for Third Quarter 2024
•Quarterly revenues of $888.0 million
•Quarterly net income of $10.6 million, or $0.65 per diluted share
•Quarterly EBITDA of $37.2 million
•Backlog of $2.60 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our core markets remain active, and bidding activity continued at a robust pace during the quarter. Opportunities for long-term growth remain healthy as we continue to strategically expand our strong customer relationships across our business segments.” Mr. Swartz also said, “Our third quarter performance showed improvement over the second quarter, demonstrating strong project execution in core areas of our business as we continue to resolve unfavorable impacts from a relatively small group of projects expected to complete this year.”
Third Quarter Results
MYR reported third-quarter 2024 revenues of $888.0 million, a decrease of $51.5 million, or 5.5 percent, compared to the third quarter of 2023. Specifically, our Transmission and Distribution (“T&D”) segment reported quarterly revenues of $481.9 million, a decrease of $66.7 million, or 12.2 percent, from the third quarter of 2023, due to a decrease of $81.0 million in revenue on transmission projects and an increase of $14.3 million in revenue on distribution projects. Our Commercial and Industrial (“C&I”) segment reported quarterly revenues of $406.2 million, an increase of $15.3 million, or 3.9 percent, from the third quarter of 2023, which was primarily due to an increase in revenue on fixed priced contracts and T&E contracts.
Consolidated gross profit decreased to $77.3 million for the third quarter of 2024, compared to $92.4 million for the third quarter of 2023. The decrease in gross profit was due to lower margin and lower revenues. Gross margin decreased to 8.7 percent for the third quarter of 2024 from 9.8 percent for the third quarter of 2023. The decrease in gross margin was primarily related to clean energy projects in T&D, the unfavorable impact of a C&I project, as well as an increase in costs associated with unfavorable job closeouts, and labor and project inefficiencies. These margin decreases were partially offset by better-than-anticipated productivity and a favorable change order. Changes in estimates of gross profit on certain projects resulted in gross margin decreases of 3.9 percent and 1.3 percent for the third quarter of 2024 and 2023, respectively.
Selling, general and administrative expenses (“SG&A”) decreased to $57.5 million for the third quarter of 2024, compared to $59.9 million for the third quarter of 2023. The period-over-period decrease was primarily due to a decrease in employee incentive compensation costs and a decrease in contingent compensation expense related to a prior acquisition, partially offset by an increase in employee-related expenses to support future growth.
Income tax expense was $7.9 million for the third quarter of 2024, with an effective tax rate of 42.5 percent, compared to income tax expense of $9.3 million for the third quarter of 2023, with an effective tax rate of 30.3 percent. The period-over-period change in tax rate was primarily due to higher permanent difference items mostly related to deductibility limits of contingent compensation, associated with a prior acquisition, which was successfully achieved during the third quarter of 2024, as well as higher U.S. taxes on Canadian income.
For the third quarter of 2024, net income was $10.6 million, or $0.65 per diluted share, compared to $21.5 million, or $1.28 per diluted share, for the same period of 2023. Third-quarter 2024 EBITDA, a non-GAAP financial measure, was $37.2 million, compared to $47.0 million in the third quarter of 2023.

First Nine-Months Results
MYR reported first nine-months 2024 revenues of $2.53 billion, a decrease of $107.2 million, or 4.1 percent, compared to the first nine months of 2023. Specifically, our T&D segment reported revenues of $1.43 billion, a decrease of $67.2 million, from the first nine months of 2023, due to a decrease of $105.0 million in revenue on transmission projects, offset by an increase of $37.8 million in revenue on distribution projects. Our C&I segment reported revenues of $1.10 billion, a decrease of $40.1 million, or 3.5 percent from the first nine months of 2023, which was primarily due to the delayed start of certain projects in 2024.
Consolidated gross profit decreased to $204.4 million in the first nine months of 2024, compared to $266.9 million in the first nine months of 2023. The decrease in gross profit was due to lower margin and lower revenues. Gross margin decreased to 8.1 percent for the first nine months of 2024 from 10.1 percent for the first nine months of 2023. The decrease in gross margin was primarily related to clean energy projects in T&D, the unfavorable impact of a C&I project, labor and project inefficiencies, an increase in costs associated with schedule compression on certain projects, an unfavorable change order and an unfavorable job closeout. These margin decreases were partially offset by better-than-anticipated productivity, favorable change orders, favorable job closeouts and favorable joint venture results. Changes in estimates of gross profit on certain projects resulted in a gross margin decreases of 4.4 percent and 1.2 percent for the first nine months of 2024 and 2023, respectively.
SG&A increased to $181.5 million in the first nine months of 2024, compared to $174.6 million for the first nine months of 2023. The period-over-period increase was primarily due to an increase in contingent compensation expense related to a prior acquisition and an increase in employee-related expenses to support future growth, partially offset by a decrease in employee incentive compensation costs.
Interest expense increased to $4.3 million in the first nine months of 2024, compared to $3.1 million for the first nine months of 2023. The period-over-period increase was primarily due to higher average debt balances during the first nine months of 2024 as compared to the first nine months of 2023.
Income tax expense was $5.2 million for the first nine months of 2024, with an effective tax rate of 26.6 percent, compared to income tax expense of $22.6 million for the first nine months of 2023, with an effective tax rate of 25.2 percent. The period-over-period change in tax rate was primarily due to lower pretax income and higher other permanent difference items, offset by lower stock compensation excess tax benefits. The increase in permanent difference items primarily related to deductibility limits of contingent compensation, associated with a prior acquisition, as well as higher U.S. taxes on Canadian income.
For the first nine months of 2024, net income was $14.3 million, or $0.86 per diluted share, compared to $66.9 million, or $3.98 per diluted share, for the same period of 2023.
Backlog
As of September 30, 2024, MYR's backlog was $2.60 billion, compared to $2.54 billion as of June 30, 2024. As of September 30, 2024, T&D backlog was $798.7 million, and C&I backlog was $1.80 billion. Total backlog at September 30, 2024 decreased $19.7 million, or 0.8 percent, from the $2.62 billion reported at September 30, 2023.
Balance Sheet
As of September 30, 2024, MYR had $375.5 million of borrowing availability under its $490 million revolving credit facility.
Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.

Conference Call
MYR will host a conference call to discuss its third-quarter 2024 results on Thursday, October 31, 2024 at 8:00 a.m. Mountain time. To participate via telephone and join the call live, please register in advance here: https://register.vevent.com/register/BIcf56e5d4dfbd47ab90fa168c7ef8653c. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com. A replay of the webcast will be available for seven days.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for airports, hospitals, data centers, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Kelly M. Huntington, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com
Investor Contact:
David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of September 30, 2024 and December 31, 2023

(in thousands, except share and per share data)	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,569	$24,899
Accounts receivable, net of allowances of $977 and $1,987, respectively	571,342	521,893
Contract assets, net of allowances of $582 and $610, respectively	411,843	420,616
Current portion of receivable for insurance claims in excess of deductibles	9,056	8,267
Refundable income taxes	6,280	4,034
Prepaid expenses and other current assets	25,532	46,535
Total current assets	1,031,622	1,026,244
Property and equipment, net of accumulated depreciation of $388,180 and $380,465, respectively	279,634	268,978
Operating lease right-of-use assets	40,665	35,012
Goodwill	115,970	116,953
Intangible assets, net of accumulated amortization of $34,036 and $30,534, respectively	79,077	83,516
Receivable for insurance claims in excess of deductibles	34,925	33,739
Investment in joint ventures	5,835	8,707
Other assets	5,331	5,597
Total assets	$1,593,059	$1,578,746

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,364	$7,053
Current portion of operating lease obligations	11,136	9,237
Current portion of finance lease obligations	1,168	2,039
Accounts payable	329,971	359,363
Contract liabilities	262,557	240,411
Current portion of accrued self-insurance	25,394	28,269
Accrued income taxes	—	237
Other current liabilities	127,846	100,593
Total current liabilities	762,436	747,202
Deferred income tax liabilities	47,722	48,230
Long-term debt	88,822	29,188
Accrued self-insurance	54,262	51,796
Operating lease obligations, net of current maturities	29,529	25,775
Finance lease obligations, net of current maturities	2,312	314
Other liabilities	19,467	25,039
Total liabilities	1,004,550	927,544
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 16,121,901 and 16,684,492 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	161	167
Additional paid-in capital	156,799	162,386
Accumulated other comprehensive loss	(6,216)	(3,880)
Retained earnings	437,765	492,529
Total shareholders’ equity	588,509	651,202
Total liabilities and shareholders’ equity	$1,593,059	$1,578,746

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2024 and 2023

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Contract revenues	$888,043	$939,476	$2,532,495	$2,639,708
Contract costs	810,755	847,093	2,328,121	2,372,806
Gross profit	77,288	92,383	204,374	266,902
Selling, general and administrative expenses	57,456	59,879	181,528	174,618
Amortization of intangible assets	1,221	1,231	3,666	3,686
Gain on sale of property and equipment	(1,750)	(754)	(4,745)	(3,293)
Income from operations	20,361	32,027	23,925	91,891
Other income (expense):
Interest income	73	226	296	740
Interest expense	(2,016)	(1,319)	(4,311)	(3,059)
Other income (expense), net	112	(91)	(421)	(61)
Income before provision for income taxes	18,530	30,843	19,489	89,511
Income tax expense	7,881	9,331	5,178	22,563
Net income	$10,649	$21,512	$14,311	$66,948
Income per common share:
—Basic	$0.65	$1.29	$0.86	$4.01
—Diluted	$0.65	$1.28	$0.86	$3.98
Weighted average number of common shares and potential common shares outstanding:
—Basic	16,283	16,710	16,582	16,678
—Diluted	16,324	16,829	16,647	16,821

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2024 and 2023

	Nine months ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income	$14,311	$66,948
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	45,131	39,848
Amortization of intangible assets	3,666	3,686
Stock-based compensation expense	6,198	6,562
Deferred income taxes	(144)	—
Gain on sale of property and equipment	(4,745)	(3,293)
Other non-cash items	1,044	564
Changes in operating assets and liabilities:
Accounts receivable, net	(50,193)	(76,349)
Contract assets, net	8,212	(109,803)
Receivable for insurance claims in excess of deductibles	(1,975)	1,558
Other assets	21,687	21,503
Accounts payable	(20,607)	62,276
Contract liabilities	22,294	3,941
Accrued self-insurance	(402)	(1,119)
Other liabilities	21,519	12,070
Net cash flows provided by operating activities	65,996	28,392
Cash flows from investing activities:
Proceeds from sale of property and equipment	6,815	3,998
Purchases of property and equipment	(63,634)	(63,791)
Net cash flows used in investing activities	(56,819)	(59,793)
Cash flows from financing activities:
Borrowings under revolving lines of credit	584,070	354,467
Repayments under revolving lines of credit	(520,076)	(328,085)
Payment of principal obligations under equipment notes	(7,049)	(4,597)
Payment of principal obligations under finance leases	(2,083)	(872)
Proceeds from exercise of stock options	—	20
Repurchase of common stock	(75,000)	—
Debt refinancing costs	(34)	(2,129)
Payments related to tax withholding for stock-based compensation	(5,866)	(7,936)
Net cash flows provided by (used in) financing activities	(26,038)	10,868
Effect of exchange rate changes on cash	(469)	(36)
Net decrease in cash and cash equivalents	(17,330)	(20,569)
Cash and cash equivalents:
Beginning of period	24,899	51,040
End of period	$7,569	$30,471

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three, Nine and Twelve Months Ended September 30, 2024 and 2023 and
As of September 30, 2024, December 31, 2023, September 30, 2023 and September 30, 2022

	Three months ended September 30,		Last twelve months ended September 30,
(dollars in thousands, except share and per share data)	2024	2023	2024		2023
Summary Statement of Operations Data:
Contract revenues	$888,043	$939,476	$3,536,692		$3,503,664
Gross profit	$77,288	$92,383	$301,869		$363,171
Income from operations	$20,361	$32,027	$61,127		$128,676
Income before provision for income taxes	$18,530	$30,843	$54,982		$125,285
Income tax expense	$7,881	$9,331	$16,629		$33,764
Net income	$10,649	$21,512	$38,353		$91,521
Tax rate	42.5%	30.3%	30.2%		26.9%

Per Share Data:
Income per common share:
–Basic	$0.65	$1.29	$2.31	(1)	$5.49	(1)
–Diluted	$0.65	$1.28	$2.29	(1)	$5.45	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	16,283	16,710	16,611	(2)	16,653	(2)
–Diluted	16,324	16,829	16,702	(2)	16,812	(2)

(in thousands)	September 30, 2024	December 31, 2023	September 30, 2023	September 30, 2022
Summary Balance Sheet Data:
Total assets	$1,593,059	$1,578,746	$1,560,733	$1,329,956
Total shareholders’ equity	$588,509	$651,202	$625,459	$535,877
Goodwill and intangible assets	$195,047	$200,469	$199,518	$204,275
Total funded debt (3)	$93,186	$36,241	$62,338	$85,912

	Three months ended September 30,				Nine months ended September 30,
(dollars in thousands)	2024		2023		2024		2023
Segment Results:	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Contract revenues:
Transmission & Distribution	$481,876	54.3%	$548,595	58.4%	$1,430,480	56.5%	$1,497,655	56.7%
Commercial & Industrial	406,167	45.7%	390,881	41.6%	1,102,015	43.5%	1,142,053	43.3%
Total	$888,043	100.0%	$939,476	100.0%	$2,532,495	100.0%	$2,639,708	100.0%
Operating income:
Transmission & Distribution	$17,568	3.6%	$36,262	6.6%	$39,104	2.7%	$106,817	7.1%
Commercial & Industrial	20,309	5.0%	13,932	3.6%	33,340	3.0%	37,182	3.3%
Total	$37,877	4.3%	$50,194	5.3%	$72,444	2.9%	$143,999	5.5%
Corporate	(17,516)	(2.0)%	(18,167)	(1.9)%	(48,519)	(1.9)%	(52,108)	(2.0)%
Consolidated	$20,361	2.3%	$32,027	3.4%	$23,925	1.0%	$91,891	3.5%

See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended September 30, 2024 and 2023

	Three months ended September 30,		Last twelve months ended September 30,
(in thousands, except share, per share data, ratios and percentages)	2024	2023	2024	2023

Financial Performance Measures (4):
EBITDA (5)	$37,166	$46,975	$125,130	$187,343
EBITDA per Diluted Share (6)	$2.27	$2.79	$7.49	$11.14
EBIA, net of taxes (7)	$12,468	$23,132	$45,776	$98,368
Free Cash Flow (8)	$17,952	$(9,513)	$24,041	$29,825
Book Value per Period End Share (9)	$36.41	$37.17
Tangible Book Value (10)	$393,462	$425,941
Tangible Book Value per Period End Share (11)	$24.34	$25.31
Funded Debt to Equity Ratio (12)	0.16	0.10
Asset Turnover (13)			2.27	2.63
Return on Assets (14)			2.5%	6.9%
Return on Equity (15)			6.1%	17.1%
Return on Invested Capital (16)			6.9%	15.8%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$10,649	$21,512	$38,353	$91,521
Interest expense, net	1,943	1,093	5,747	3,518
Income tax expense	7,881	9,331	16,629	33,764
Depreciation and amortization	16,693	15,039	64,401	58,540
EBITDA (5)	$37,166	$46,975	$125,130	$187,343

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$0.65	$1.28	$2.29	$5.45
Interest expense, net, per share	0.12	0.07	0.34	0.21
Income tax expense per share	0.48	0.55	1.00	2.00
Depreciation and amortization per share	1.02	0.89	3.86	3.48
EBITDA per Diluted Share (6)	$2.27	$2.79	$7.49	$11.14

Reconciliation of Non-GAAP measure:
Net income	$10,649	$21,512	$38,353	$91,521
Interest expense, net	1,943	1,093	5,747	3,518
Amortization of intangible assets	1,221	1,231	4,887	5,848
Tax impact of interest and amortization of intangible assets	(1,345)	(704)	(3,211)	(2,519)
EBIA, net of taxes (7)	$12,468	$23,132	$45,776	$98,368

Calculation of Free Cash Flow:
Net cash flow from operating activities	$35,625	$12,548	$108,620	$122,150
Less: cash used in purchasing property and equipment	(17,673)	(22,061)	(84,579)	(92,325)
Free Cash Flow (8)	$17,952	$(9,513)	$24,041	$29,825

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of September 30, 2024, 2023 and 2022

(in thousands, except per share amounts)	September 30, 2024	September 30, 2023
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$588,509	$625,459
Goodwill and intangible assets	(195,047)	(199,518)
Tangible Book Value (10)	$393,462	$425,941

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$36.41	$37.17
Goodwill and intangible assets per period end share	(12.07)	(11.86)
Tangible Book Value per Period End Share (11)	$24.34	$25.31

Calculation of Period End Shares:
Shares outstanding	16,122	16,710
Plus: common equivalents	41	119
Period End Shares (17)	16,163	16,829

(in thousands)	September 30, 2024	September 30, 2023	September 30, 2022
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$588,509	$625,459	$535,877
Plus: total funded debt	93,186	62,338	85,912
Less: cash and cash equivalents	(7,569)	(30,471)	(35,767)
Invested Capital	$674,126	$657,326	$586,022
Average Invested Capital (18)	$665,726	$621,674
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total shareholders’ equity at the beginning of the period.
(16)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.
(17)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(18)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.